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                                 EXHIBIT 21.1

                          Subsidiaries of the Company
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Name                                        State of          d/b/a Name
                                            Incorporation
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
*  Telephone Business Meetings, Inc.        Delaware          Access Teleconferencing
                                                              International

*  Conference Source International,         Georgia           None
   Inc.

*  Communication Development                Connecticut       None
   Corporation

*  Kendall Square Teleconferencing,         Massachusetts     The Conference Center
   Inc.                                                       f/k/a Teleconversant

*  American Conferencing Company,           New Jersey        a/k/a Americo
   Inc.

*  Call Points, Inc.                        Delaware          None
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